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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW YORK                                   13-4924710
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        32 AVENUE OF THE AMERICAS, NEW YORK, NY          10013
       (Address of principal executive officers)       (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

  Securities Act registration file number to which this form relates: 333-71167

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                           Name of each exchange on which
to be so registered                                           each class is to be registered

6 1/2% NOTES DUE SEPTEMBER 15, 2002                           NEW YORK STOCK EXCHANGE

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-71167), filed with the Securities and Exchange Commission pursuant to Rule 415 on February 26, 1999, as supplemented by the Prospectus Supplement dated September 9, 1999, filed with the SEC on September 10, 1999, is incorporated herein by reference.


ITEM 2.  EXHIBITS

1. Indenture, dated as of September 7, 1990, between the Registrant and The Bank of New York, as trustee, relating to an unlimited principal amount of the Registrant's unsecured debentures, notes or other obligations of the Registrant 8, is incorporated herein by reference from the Registrant's Form S-8 (File No. 1-1105) filed with the Securities and Exchange Commission on September 10, 1990.

2. First Supplemental Indenture, dated as of October 30, 1992 between the Registrant and the Trustee, relating to an unlimited principal amount of the Registrant's unsecured debentures, notes or other obligations of the Registrant, is incorporated herein by reference from the Registrant's Form 8-K dated October 30, 1992.

3.       Specimen $450,000,000 6 1/2% Notes Due 2002


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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, on this 13th day of September 1999.




AT&T CORP.



By:      /s/ Marilyn J. Wasser
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         Name:    Marilyn J. Wasser
         Title:   Vice President--Law and Secretary

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